                                                                EXHIBIT 99.2
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                           CERTIFICATIONS PURSUANT TO
                           --------------------------

                         RULES 13A-14 AND 15D-14 OF THE
                  SECURITIES EXCHANGE ACT OF 1934, AS AMENDED,
                             AS ADOPTED PURSUANT TO
I. SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the Quarterly Report of GWIN, Inc. (the "Company") on Form 10-QSB for the period ending January 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Douglas Miller, the Company's President and Chief Financial Officer (the "Officer"), certifies, pursuant to Rule 13a-14 or 15d-14 of the Securities Exchange Act of 1934, as amended, that:

         (1) The Officer has reviewed the Report.

         (2) Based on the Officer's knowledge, the Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Report.

         (3) Based on the Officer's knowledge, the financial statements and other financial information included in the Report fairly present in all material respects the Company's financial condition and results of operations as of, and for, the periods presented in the Report.

         (4) The Officer:

                  (a) Is responsible for establishing and maintaining "disclosure controls and procedures," as that term is defined by the Securities and Exchange Commission, for the Company.

                  (b) Has designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to him, particularly during the period in which the periodic Report is being prepared.

                  (c) Has evaluated the effectiveness of the Company's disclosure controls and procedures within 90 days prior to the filing date of the Report.

                  (d) Has presented in the Report his conclusions about the effectiveness of the disclosure controls and procedures based on the required evaluation as of that date.

         (5) The Officer has disclosed to the Company's auditors and audit committee of the board of directors (or persons fulfilling the equivalent function):

                  (a) All significant deficiencies in the design or operation of internal controls, as that term is defined by the Securities and Exchange Commission, which could adversely affect the Company's ability to record, process, summarize and report financial data and have identified for the Company's auditors any material weaknesses in internal controls; and

                  (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

         (6) The Officer has indicated in the Report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Dated:  March 21, 2003                By:  /s/   Douglas  Miller
                                        ----------------------------------------
                                        Douglas  Miller
                                        President  and  Chief  Financial Officer




         In connection with the Quarterly Report of GWIN, Inc. (the "Company") on Form 10-QSB for the period ending January 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Wayne Allyn Root, the Company's Chairman and Chief Executive Officer (the "Officer"), certifies, pursuant to Rule 13a-14 or 15d-14 of the Securities Exchange Act of 1934, as amended, that:

         (1) The Officer has reviewed the Report.

         (2) Based on the Officer's knowledge, the Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Report.

         (3) Based on the Officer's knowledge, the financial statements and other financial information included in the Report fairly present in all material respects the Company's financial condition and results of operations as of, and for, the periods presented in the Report.

         (4) The Officer:

                  (a) Is responsible for establishing and maintaining "disclosure controls and procedures," as that term is defined by the Securities and Exchange Commission, for the Company.

                  (b) Has designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to him, particularly during the period in which the periodic Report is being prepared.

                  (c) Has evaluated the effectiveness of the Company's disclosure controls and procedures within 90 days prior to the filing date of the Report.

                  (d) Has presented in the Report his conclusions about the effectiveness of the disclosure controls and procedures based on the required evaluation as of that date.

         (5) The Officer has disclosed to the Company's auditors and audit committee of the board of directors (or persons fulfilling the equivalent function):

                  (a) All significant deficiencies in the design or operation of internal controls, as that term is defined by the Securities and Exchange Commission, which could adversely affect the Company's ability to record, process, summarize and report financial data and have identified for the Company's auditors any material weaknesses in internal controls; and

                  (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

         (6) The Officer has indicated in the Report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Dated:  March 21, 2003                 By:   /s/ Wayne  Allyn  Root
                                             -----------------------------------
                                             Wayne  Allyn  Root
                                             Chairman  and  Chief  Executive
                                             Officer